Exhibit 21.01

Following is a list of subsidiaries of Citigroup Inc., as of December 31, 2012, and the states or countries in which they are organized. The indentation reflects the principal parenting of each subsidiary. Citigroup Inc. owns, directly or indirectly, at least 70% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as that term is defined in Rule 1-02(w) of Regulation S-X), as of December 31, 2012.

Subsidiary	Jurisdiction Name
Associated Madison Companies, Inc.	Delaware
Citigroup Insurance Holding Corporation	Georgia
Prime Reinsurance Company, Inc.	Vermont
CAFCO, LLC	Delaware
Citicorp	Delaware
Citibank, N.A.	United States
Citibank (China) Co., Ltd.	China
Citibank Overseas Investment Corporation	United States
Banco Citibank S.A.	Brazil
Bank Handlowy w Warszawie S.A.	Poland
Citi Holdings Bahamas Ltd.	Bahamas
Citi Global Investments Ltd.	Bahamas
Citi Americas Investment Ltd.	Bahamas
Banco Citicard S.A.	Brazil
Citigroup Netherlands Holdings B.V.	Netherlands
Citibank Investments Limited	England
Citi Investments Bahamas Ltd.	Bahamas
Citi Overseas Investments Bahamas Inc.	Bahamas
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG	Germany
Citigroup Global Markets Finance LLC	Delaware
Citibank Anonim Sirketi	Turkey
Citibank Canada	Canada
Citibank Holdings Ireland Limited	Ireland
Citibank Europe plc	Ireland
Citibank Japan Ltd.	Japan
Citibank Taiwan Ltd.	Taiwan
Citibank-Colombia S.A.	Colombia
Citigroup Asia Pacific Holding Corporation	Delaware
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank (Hong Kong) Limited	Hong Kong
Citibank Berhad	Malaysia
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore
Citigroup Pty Limited	Australia
Citigroup Chile S.A.	Chile
Citigroup Korea Inc.	Korea, Republic of
Citibank Korea Inc.	Korea, Republic of
Citigroup Netherlands B.V.	Netherlands
ZAO Citibank	Russian Federation
Yonder Investment Corporation	Delaware
Citicorp USA, Inc.	Delaware
CitiMortgage, Inc.	New York
Citicorp Banking Corporation	Delaware

Associates First Capital Corporation	Delaware
CitiFinancial Credit Company	Delaware
CitiFinancial, Inc. <MD>	Maryland
CF Network Receivables Corporation	Delaware
CF Network Issuance Trust 2010-1	Delaware
OneMain Financial Holdings, Inc.	Delaware
Citigroup Finance Canada Inc.	Canada
1506995 Alberta ULC	Canada
1506999 Alberta ULC	Canada
CitiFinancial Canada, Inc.	Canada
CGI Private Equity LP LLC	Delaware
Citicorp Funding, Inc.	Delaware
Citicorp Global Holdings, Inc.	Delaware
NAMGK Mexico Holding, S. de R.L. de C.V.	Mexico
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Banamex, S.A. de C.V.	Mexico
Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del
Grupo Financiero Banamex	Mexico
Afore Banamex, S.A. de C.V.	Mexico
Vidapass, Sociedad Anonima de Capital Variable	Mexico
Banco Nacional de Mexico, S.A.	Mexico
Tarjetas Banamex, S.A. De C.V., Sofom, E.R.	Mexico
Seguros Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Citigroup Capital Partners Mexico, S. de R.L. de C.V.	Mexico
Citicorp North America, Inc.	Delaware
Citigroup Niagara Holdings LLC	Delaware
Niagara Holdco LLC	Delaware
Citigroup Global Markets Realty Corp.	New York
Citigroup Technology, Inc.	Delaware
Primetime Reinsurance Company, Inc.	Vermont
Citigroup Funding Inc.	Delaware
Citigroup Global Markets Holdings Inc.	New York
Citigroup Financial Products Inc.	Delaware
Citicorp Securities Services, Inc.	Delaware
Citigroup Global Markets (International) Finance AG	Switzerland
Citigroup Global Markets Europe Limited	England
Citigroup Global Markets Limited	England
Citigroup Global Markets Overseas Finance Limited	Cayman Islands
Citigroup Global Markets Hong Kong Holdings Limited	Hong Kong
Citigroup Global Markets Australia Holdings Pty Limited	Australia
Citigroup Global Markets Australia Pty Limited	Australia
Citigroup Global Markets Inc.	New York
Citigroup Global Markets International LLC	Delaware
Citigroup Global Markets Switzerland Holding GmbH	Switzerland
Citigroup Global Markets Europe Finance Limited	England
Umbrella Asset Services Hong Kong Limited	Hong Kong
Y.K. PC One	Japan
Citigroup Japan Holdings Corp.	Japan
CFJ G.K.	Japan
CFJ Holdings Ltd.	Japan
Citigroup Global Markets Japan Inc.	Japan
Citigroup Japan Treasury GK	Japan

Citigroup Services Japan Ltd.	Japan
Citigroup Japan Treasury GK	Japan
Citigroup Strategic Holdings Mauritius Ltd	Mauritius
COHM Overseas Mexico Holding, S. de R.L. de C.V.	Mexico